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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Thermadyne Holdings Corporation of our report dated February 7, 1997, included in the 1996 Annual Report to Shareholders of Thermadyne Holdings Corporation.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-82674, Form S-8 No. 33-85552, Form S-8 No. 333-04083
and Form S-3 No. 33-77124) pertaining to the 1993 Management Option Plan, the 1994 Employee Stock Purchase Plan, the 1996 Employee Stock Option Plan and Non-Employee Directors Stock Option Plan, and the 10.25% Senior Notes due May 1, 2002 and the 10.75% Senior Subordinated Notes due November 1, 2003, respectively, of our reports dated February 7, 1997 with respect to the consolidated financial statements of Thermadyne Holdings Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included there, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Dallas, Texas
March 27, 1997